UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2006

ICOP DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-32560	84-1493152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16801 W. 116th Street Lenexa, Kansas	66219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 913-338-5550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 10, 2006, the Board of Directors appointed Laura E. Owen to replace David C. Owen as company President and appointed David C. Owen to replace Charles A. Ross, Sr. as Chairman of the Board of Directors. David C. Owen continues his role as Chief Executive Officer and Director. Charles A. Ross, Sr. announced on June 15, 2006 his intention to resign from the Board of Directors, effective as of the 2006 Annual Meeting of Stockholders. Mr. Ross resigned to dedicate his full-time efforts and attention to his other business pursuits. Information required by Item 5.02(c)(2) of Form 8-K that relate to Ms. Owen can be found in the Company’s Annual Report for fiscal year 2005 on Form 10-KSB and in the Company’s Proxy Statement for the 2006 Annual Meeting of Stockholders.

Item 8.01    Other Events

On August 10, 2006, ICOP Digital, Inc. (the “Company”) issued a press release titled “ICOP REPORTS RESULTS OF 2006 ANNUAL MEETING OF STOCKHOLDERS.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release entitled “ICOP REPORTS RESULTS OF 2006 ANNUAL MEETING OF STOCKHOLDERS.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOP DIGITAL, INC.

August 10, 2006	By:	/s/ David C. Owen
	Name:	David C. Owen
	Title:	President and Chief Executive Officer